Exhibit 5(a)

April 16, 2020
T +1 412 355 6500 F +1 412 355 6501

Howmet Aerospace Inc.

201 Isabella Street, Suite 200

Pittsburgh, PA 15212-5872

Re:	Registration Statement on Form S-3

We have acted as counsel to Howmet Aerospace Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed concurrently herewith by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), relating to the issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the senior debt securities of the Company (the “Senior Debt Securities”).

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, and the prospectus contained therein (the “Prospectus”); (ii) the Company’s Certificate of Incorporation, as amended (the “Certificate”); (iii) the Company’s Bylaws, as amended (the “Bylaws”); and (iii) resolutions adopted by the board of directors of the Company authorizing and providing for the filing of the Registration Statement.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions or any other assumptions set forth in this opinion letter.

The opinions expressed in this opinion letter are limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, and applicable federal securities laws of the United States. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

K&L Gates LLP

K&L Gates Center 210 Sixth Avenue Pittsburgh PA 15222-2613

T +1 412 355 6500 F +1 412 355 6501 klgates.com

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that, assuming the terms of any series of Senior Debt Securities offered pursuant to the Registration Statement have been duly established in accordance with terms of the Indenture (as defined below) pursuant to which such Senior Debt Securities are to be issued, when such Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement and in accordance with the Indenture, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following additional assumptions:

(a)        The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(b)       One or more Prospectus Supplements will have been prepared and timely filed with the SEC describing the Senior Debt Securities offered thereby;

(c)       All Senior Debt Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any Prospectus Supplement or free writing prospectus (as defined in Rule 405 under the Securities Act) and (ii) only upon payment of the consideration fixed therefor in accordance with any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including the Indenture or other agreement pursuant to which any Senior Debt Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(d)       Any Senior Debt Securities offered pursuant to the Registration Statement are to be issued or governed by the Indenture, dated as of September 30, 1993, between Alcoa Inc. (formerly known as Aluminum Company of America), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A., as successor to PNC Bank, National Association)), as supplemented by the First Supplemental Indenture, dated as of January 25, 2007, between Alcoa Inc., a Pennsylvania corporation, and such trustee, the Second Supplemental Indenture, dated as of July 15, 2008, between Alcoa Inc., a Pennsylvania corporation, and such trustee, the Fourth Supplemental Indenture, dated as of December 31, 2017, among Arconic Inc. (formerly known as Alcoa Inc.), a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and such trustee, and the Fifth Supplemental Indenture, dated as of April 16, 2020, between Howmet Aerospace Inc. (formerly known as Arconic Inc.) and such trustee (collectively, the “Senior Indenture”), as it may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of such Senior Debt Securities (collectively, the “Indenture”); any supplemental indenture (a “Supplemental Indenture”) under the Senior Indenture relating to a series of Senior Debt Securities to be issued will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and there will have been no addition, deletion or modification of the terms or provisions contained in the Indenture or Supplemental Indenture that would affect the validity of any of the opinions rendered herein;

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(e)       A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including the Indenture or other agreement pursuant to which any Senior Debt Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) and, if applicable, the Senior Debt Securities themselves, will have been duly authorized and approved by all necessary action of the board of directors of the Company, or a duly authorized committee thereof, and duly executed and delivered by the Company, and each of the other parties thereto;

(f)       In the case of any Purchase Agreement, Indenture or other agreement pursuant to which any Senior Debt Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(g)       The final terms of any Senior Debt Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Certificate and the Bylaws, as they may be amended or supplemented hereafter, or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Senior Debt Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and

(h)       The Company will have taken any action required to be taken by it to authorize the offer and issuance thereof, and such authorization will remain in effect and unchanged at all times during which the Senior Debt Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Senior Debt Security takes place in accordance with such authorization); the board of directors of the Company, or a duly authorized committee thereof, will have duly established the terms of such Senior Debt Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Senior Debt Security in conformity with the Certificate and the Bylaws, as they may be amended or supplemented hereafter (in each case subject to the further assumption that any such organic documents of the Company will have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization will remain in effect and unchanged at all times during which such Senior Debt Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Senior Debt Security will take place in accordance with such authorization).

To the extent that the obligations of the Company under any offered Senior Debt Securities and the Indenture may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the applicable financial institution serving as trustee pursuant to the terms of the Indenture, as it may be amended or supplemented (the “Trustee”), will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, as it may be amended or supplemented; (iii) such Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 with respect to the Trustee shall have been properly filed as an exhibit to the Registration Statement.

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The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, voidable transactions, reorganization, receivership, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights or remedies generally; (b) general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity; and (c) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality.

We express no opinion with respect to any provision (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that purports to limit any person’s liability, or relieve any party of the consequences of, its own unlawful, willful, reckless, bad faith, or negligent acts or omissions, or that grants indemnity or a right of contribution; (iv) that purports to allow any party to interfere unreasonably in the conduct of another party’s business; (v) that purports to require the payment or reimbursement of fees, costs, expenses or other amounts that are unreasonable in nature or amount or without a reasonable accounting of the sums purportedly due or that are contrary to applicable law or public policy; (vi) that purports to prohibit the assignment of rights that are assignable pursuant to applicable law notwithstanding an agreement not to assign such rights; (vii) that purports to require that amendments or waivers to any agreement be in writing; (viii) relating to severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that purports to place a limitation on lawsuits to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; (xi) that provides that no recourse may be had against any successors of the Company or any stockholder of the Company that may be a controlling person under federal securities laws; (xii) that purports to waive or modify any party’s obligations of good faith, fair dealing, diligence, mitigation of damages, reasonableness or due notice, or the right of redemption under the Uniform Commercial Code or other applicable law; (xiii) that provides for advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (xiv) that provides that decisions by a party are conclusive or may be made in its sole discretion; (xv) that consents to, or restricts governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (xvi) that waives broadly or vaguely stated rights; (xvii) that provides for exclusivity, election or cumulation of rights or remedies; (xviii) that provides a proxy, power of attorney or trust; (xix) that prohibits, restricts, or requires consent to assignment or transfer of any right or property; and (xx) that provides for liquidated damages, an increased interest rate on default, interest on interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions may be found to constitute a penalty. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

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We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters”. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

5	April 16, 2020